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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 7, 2000


                            AMB PROPERTY CORPORATION
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             (Exact name of registrant as specified in its charter)


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
            Maryland                          001-13545                      94-3281941
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 (State or other jurisdiction of      (Commission File Number)           (I.R.S. Employer
         Incorporation)                                               Identification Number)
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             505 Montgomery Street, San Francisco, California 94111
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               (Address of principal executive offices) (Zip Code)

                                  415-394-9000
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              (Registrants' telephone number, including area code)

                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

             In June 2000, AMB Property, L.P. acquired the JFK Air Cargo Portfolio, located in New York, NY, which consists of 29 industrial buildings aggregating approximately 923,222 square feet, including 14 buildings aggregating approximately 373,090 square feet acquired by the AMB Institutional Alliance Fund I, L.P. The purchase price was approximately $103,700,000, paid in cash.

             In September 2000, AMB Property, L.P. invested $160,600,000, consisting of $87,950,000 in cash and $72,650,000 of assumed debt, in the acquisition of the Beacon Centre, which is located in Miami, FL. The Beacon Centre consists of 27 industrial buildings aggregating approximately 2,151,085 square feet, including 4 buildings aggregating approximately 422,566 square feet acquired by the AMB Institutional Alliance Fund I, L.P. For financial reporting purposes, AMB Property, L.P. acquired a portion of the property through a special purpose entity and title to that portion of the property is expected to transfer from the special purpose entity to AMB Property, L.P. before March 27, 2001.

             In addition, in November 2000, AMB Property, L.P. acquired the AFCO Air Cargo Portfolio, consisting of 10 industrial buildings aggregating approximately 900,000 square feet. The total purchase price for the AFCO Air Cargo Portfolio was approximately $98,900,000, consisting of $48,200,000 in cash, $48,400,000 of assumed debt and 2,300,000 partnership units in AMB Property, L.P.

             From January 1, 2000 through November 22, 2000, AMB Property, L.P. also acquired 34 other industrial buildings aggregating approximately 2,767,702 square feet, for an aggregate purchase price of $155,000,000, consisting of $151,100,000 in cash and $3,900,000 of assumed debt.

             All of the above properties were acquired, or will be acquired, from unrelated third parties in unrelated transactions. AMB Property, L.P., together with one of its affiliates, owns, as of September 30, 2000, approximately 21% of the partnership interests in the AMB Institutional Alliance Fund I, L.P. We own a controlling, approximate 93.6% general partnership interest in AMB Property, L.P., as of September 30, 2000, and are the sole general partner with full, exclusive and complete responsibility and discretion in the management and control of AMB Property, L.P. As a result, we consolidate AMB Property, L.P. for financial reporting purposes. We also consolidate the AMB Institutional Alliance Fund I, L.P. None of the acquisitions involved a significant amount of assets within the meaning of the instructions to Form 8-K, nor were they individually material to us or to AMB Property, L.P.


FORWARD LOOKING STATEMENTS

             Some of the information included in this report contains forward-looking statements, such as statements pertaining to the acquisition of the Beacon Centre. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements.

        At this time it is impracticable to provide the Financial Statements with respect to the transactions described in this report. The Financial Statements will be filed by amendment to this report not later than 60 days after the date on which this report is filed.

(b)     Pro Forma Financial Information



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        At this time it is impracticable to provide the Pro Forma Financial
Information with respect to the transactions described in this report. The Pro Forma Financial Information will be filed by amendment to this report not later than 60 days after the date on which this report is filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMB Property Corporation
                                            (Registrant)


Date:   November 29, 2000             By: /s/ TAMRA BROWNE
                                         -----------------------------------
                                          Tamra Browne
                                          Vice President and General Counsel


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